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                                                                    Exhibit 4.1


                AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT
                ------------------------------------------------


         This Amendment No. 1 to Credit and Security Agreement ("Amendment No.
1") dated as of this    day of April, 1999, by and between COHESANT TECHNOLOGIES
INC., a Delaware corporation (hereinafter referred to as "Borrower"), and UNION PLANTERS BANK, N.A. a national banking association (hereinafter referred to as "Bank") as successor in interest by way of assignment to NBD BANK, N.A.

                              W I T N E S S E T H :

         WHEREAS, the Borrower and the Bank are parties to that certain Credit and Security Agreement dated as of the 15th day of May, 1998 (hereinafter referred to as "Agreement"); and

         WHEREAS, the Borrower desires to renew the financial accommodations previously extended by the Bank; and

         WHEREAS, the Bank is willing to provide such financial accommodations to the Borrower on the terms and subject to the conditions in the Agreement as amended by the terms and conditions of this Amendment No. 1.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. EFFECT OF THIS AMENDMENT NO. 1. This Amendment No. 1 shall not change, modify, amend or revise the terms, conditions and provisions of the Agreement, the terms and provisions of which are incorporated herein by reference, except as expressly provided herein and agreed upon by the parties hereto. This Amendment No. 1 is not intended to be nor shall it constitute a novation or accord and satisfaction of the outstanding instruments by and between the parties hereto. Borrower and Bank agree that, except as expressly provided herein, all terms and conditions of the Agreement shall remain and continue in full force and effect. The Borrower acknowledges and agrees that the indebtedness under the Agreement remains outstanding and is not extinguished, paid, or retired by this Amendment No. 1, or any other agreements between the parties hereto prior to the date hereof, and that Borrower is and continues to be fully liable for all obligations to the Bank contemplated by or arising out of the Agreement. Except as expressly provided otherwise by this Amendment No. 1, the credit facilities contemplated by this Amendment No. 1 shall be made according to and pursuant to all conditions, covenants, representations and warranties contained in the Agreement.

         SECTION 2. DEFINITIONS. Terms defined in the Agreement which are used herein shall have the same meaning as set forth in the Agreement unless otherwise specified herein.

         SECTION 3. AMENDMENT OF AGREEMENT. Subject to the satisfaction of the conditions


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precedent set forth in Section 5 herein:

         (a) All references to "Bank" appearing in the Agreement and the Loan Documents shall hereinafter refer to Union Planters Bank, N.A.

         (b) The first sentence of Subsection 2.1.1 of the Agreement is hereby amended and replaced with the following:

         2.1.1 The obligation of the Borrower to repay the Line of Credit Loans shall be evidenced by the Line of Credit Note which shall be repayable on or before May 1, 2000 ("Maturity").

         (c) Section 2.2 of the Agreement is hereby amended and restated in its entirety with the following:

         2.2 STANDBY LETTERS OF CREDIT. The Borrower may apply to the Bank for the issuance by the Bank of one or more Letters of Credit
         (individually a "Letter of Credit" and collectively the "Letters of Credit"), the aggregate maximum principal amount of such Letters of Credit not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00). Upon receipt by the Bank of a duly executed application by the Borrower for a Letter of Credit on the Bank's standard form therefor, the Bank will accept such applications and issue one or more of its Letters of Credit, subject to availability under the Line of Credit. The Borrower agrees to pay the Bank a fee of One Percent
         (1.0%) per annum for the aggregate undrawn full amount of the Letters of Credit, which fee shall be paid on or prior to the issuance of a Letter of Credit and thereafter on or before the renewal thereof. This fee shall be additional consideration for the issuance of the Letter of Credit. The Borrower shall not be entitled to, and agrees not to seek, any refund, credit or offset for such fee whether or not any amounts are drawn under any of such Letters of Credit. The terms and conditions of the Letters of Credit shall be governed by International Standby Practices - ISP98 (1998 version) International Chamber of Commerce Publication No. 590 and otherwise in accordance with their terms. The terms and conditions of any obligations of the Borrower pursuant to any such Letter of Credit shall be determined by the application made by the Borrower as accepted by the Bank. The Borrower acknowledges that the amount available under the Borrowing Base shall be reduced by the sum of (i) aggregate undrawn face amount of any Letters of Credit plus (ii) the aggregate of any amounts paid by the Bank pursuant to any Letter of Credit.

         (d) The address for purposes of notices to the Bank as set forth in
Section 13.11 of the Agreement is hereby amended as follows:

                  If to Bank:               Union Planters Bank, N.A.


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                                            One Indiana Square
                                            Mail Station 728
                                            Indianapolis, Indiana  46266
                                            Attn:  Janet K. Carter
                                            Telecopy:  (317) 221-6921

         SECTION 4. COMMITMENT FEE AND LEGAL FEES. There will be a Three Thousand Five Hundred and No/100 Dollar ($3,500.00) commitment fee for the renewal of the credit facilities contemplated by this Amendment No. 1 to the Borrower. All out-of-pocket expenses of the Bank, including without limitation, filing fees, recording fees, and legal fees and disbursements, are to be paid by Borrower promptly upon demand therefor.

         SECTION 5. CONDITIONS PRECEDENT. This Amendment No. 1 shall become and be deemed effective in accordance with its terms immediately upon the Bank receiving:

                  (a) Two (2) copies of this Amendment No. 1 duly executed by the authorized officers of the Borrower and the Bank.

                  (b) One (1) copy of the Line of Credit Note reflecting the revised Maturity duly executed by an authorized officer of the Borrower.

                  (c) Two (2) copies of the Application for Advance and Borrower Base Certificate dated as of the date hereof, in such amount as requested to be advanced under the Line of Credit, or, in the alternative, a Certificate of No Default, each executed by an authorized officer of the Borrower.

                  (d) Two (2) copies of a Consent and Confirmation of Guaranty executed by each of the Guarantors.

                  (e) Such other documents and items as the Bank may reasonably request.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants, in addition to any other representations and warranties contained herein, in the Agreement, the Loan Documents (as defined in the Agreement) or any other document, writing or statement delivered or mailed to the Bank or its agent by the Borrower, as follows:

                  (a) This Amendment No. 1 constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms. The Borrower has taken all necessary and appropriate corporate action for the approval of this Amendment No. 1 and the authorization of the execution, delivery and performance thereof.

                  (b) As of the date hereof, there is no Event of Default or Default under the Agreement, the Amendment No. 1 or the Loan Documents.



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                  (c)  The Borrower hereby specifically confirms and ratifies its obligations, waivers and consents under each of the Loan
         Documents.

                  (d) Except as specifically amended herein, all representations, warranties and other assertions of fact contained in the Agreement and the Loan Documents continue to be true, accurate and complete.

                  (e) There have been no changes to the Articles of Incorporation, By-Laws, the identities of the officers, or the composition of the Board of Directors of the Borrower since execution of the Agreement.

                  (f) Borrower acknowledges that the definition "Loan Documents" shall include this Amendment No. 1 and all the documents executed contemporaneously herewith.

         SECTION 7. AFFIRMATIVE COVENANTS. By entering into this Amendment No. 1, Borrower further specifically undertakes to comply with the obligations, terms and covenants as contained in the Agreement and agrees to comply therewith as such relate to the credit facilities and accommodations as provided to the Borrower pursuant to the terms of this Amendment No. 1.

         SECTION 8. GOVERNING LAW. This Amendment No. 1 has been executed and delivered and is intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the substantive laws of the State of Indiana.

         SECTION 9. HEADINGS. The section headings used in this Amendment No. 1 are for convenience only and shall not be read or construed as limiting the substance or generality of this Amendment No. 1.

         SECTION 10. SURVIVAL. All representations, warranties, and covenants of the Borrower herein or any certificate, agreement or other instrument delivered by or on its behalf under this Amendment No. 1 shall be considered to have been relied upon by the Bank and shall survive the making of the Loans and delivery to the Bank of the Line of Credit Note. All statements and any such certificate or other instrument shall constitute warranties and representations hereunder by the Borrower, as the case may be.

         SECTION 11. COUNTERPARTS. This Amendment No. 1 may be signed in one or more counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.

         SECTION 12. MODIFICATION. This Amendment No. 1 may be amended, modified, renewed or extended only by written instrument executed in the manner of its original execution.

         SECTION 13. WAIVER OF CERTAIN RIGHTS. The Borrower waives acceptance or notice of acceptance hereof and agrees that the Agreement, this Amendment No. 1, the Line of Credit



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Note, and all of the other Loan Documents shall be fully valid, binding, effective and enforceable as of the date hereof, even though this Amendment No. 1 and any one or more of the other Loan Documents which require the signature of the Bank, may be executed by and on behalf of the Bank on other than the date hereof.

         SECTION 14. WAIVER OF DEFENSES AND CLAIMS. In consideration of the financial accommodations provided to the Borrower by the Bank as contemplated by this Amendment No. 1, Borrower hereby waives, releases and forever discharges the Bank from and against any and all rights, claims or causes of action against the Bank arising under the Bank's actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the date hereof.

         IN WITNESS WHEREOF, COHESANT TECHNOLOGIES INC. and UNION PLANTERS BANK, N.A. have caused this Amendment No. 1 to Credit and Security Agreement to be executed by their respective duly authorized officers as of this day of April, 1999.

                                    COHESANT TECHNOLOGIES INC.

                                    ("Borrower")


                                    By:_________________________________________

                                    Printed:____________________________________

                                    Title:______________________________________


                                    UNION PLANTERS BANK, N.A.

                                    ("Bank")


                                    By:_________________________________________
                                       Janet K. Carter, Vice President




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